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                                                                      Exhibit 23

The Board of Directors
Century Business Services, Inc.:

We consent to incorporation by reference in the Registration Statements Nos. 333-35049 and 333-98382 on Form S-8; Nos. 333-46687, 333-64109, 333-76179 and
333-90749 on Form S-3; Nos. 333-15413, 333-27825 and 333-40331 on Form S-3 as
amended; and Nos. 333-40313 and 333-81039 on Form S-4 as amended of Century Business Services, Inc. and Subsidiaries of our report dated February 29, 2000, except for paragraph 2 of note 13, which is as of March 24, 2000, relating to the consolidated balance sheets of Century Business Services, Inc. and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1999, and all related schedules, which report appears in the December 31, 1999 annual report on Form 10-K of Century Business Services, Inc. and Subsidiaries.


                                           /s/ KPMG LLP


Cleveland, Ohio
March 29, 2000